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                                                                   Exhibit 23.02

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP
                                                         ARTHUR ANDERSEN LLP

Boston, Massachusetts,
July 3, 1997